UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2011

RADIANT LOGISTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For the purposes of such forward-looking statements, we have assumed, among other things: that, following the acquisition of Isla International, Ltd. (“Isla International”) we will be able to, among others: (i) maintain an operating platform that will enable Isla International to maintain and expand its future operations and service its existing customer base in a manner consistent with its past practices; (ii) maintain the core of key personnel that have been material to its ongoing operations and customer services; (iii) maintain and grow its revenues and operating margins in a manner consistent with the trends demonstrated by its most recent results of operations; and (iv) integrate the operations of Isla International with our existing operations to realize expected financial and operational cost and revenue synergies. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, among others: (i) any negative discrepancies between the unaudited results of operations of Isla International provided to us in the acquisition process, upon which we have relied, and future audited results of operations for the same period; (ii) any disruption in the acquired Isla International management team; (iii) any material reduction in the level of business derived from the historic Isla International customers and/or the continued customer relationships provided by Isla International; (iv) any adverse effect the acquisition could have on Isla International’s existing customers, agents and employees; (v) any adverse effect the acquisition could have on our historic and existing network of exclusive agency locations; (vi) any material adverse change in the composition of Isla International customers; (vii) any unexpected liabilities that we could be exposed to by virtue of the acquisition; (viii) any claims that may arise in the future under the Asset Purchase Agreement underlying the acquisition; and (ix) any occurrences arising as a result of matters covered in those risk factors disclosed in Item 1A of our Report on Form 10-K for the year ended June 30, 2011 (as such factors apply to us and can be applied to Isla International) and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Definitive Agreement

On December 1, 2011, through our wholly-owned subsidiary, Radiant Global Logistics, Inc.(“RGL”), Radiant Logistics, Inc. (the “Company”, “we” or “us”) closed on a previously announced Asset Purchase Agreement dated November 15, 2011 (the “Agreement”) to acquire the business of Laredo, Texas based Isla International, Ltd. (“Isla International”), a privately-held company that provides a full range of cross-border transportation and logistics services between the United States and Mexico. The transaction, structured as an asset purchase in which RGL acquired the historic operations, intellectual property rights, employee base, operating methods and systems, customer relationships and goodwill of Isla International, occurred on an arm’s-length basis as no material relationship otherwise existed between us, RGL or any of the Isla International partners, managers, officers or directors prior to the transaction.  In the transaction, accounts receivable were not acquired and accounts payable and other obligations were not assumed.

The transaction is valued at up to approximately $15.0 million, consisting of: (i) cash of $7,656,582 paid at closing, (ii) $1,325,000 payable in shares of our restricted stock on the three-month anniversary of the closing (to be valued based upon a 30-day volume weighted average price to be calculated preceding the delivery of the shares); (iii) up to $3, 975,000 in aggregate “Tier-1 Earn-Out Payments” covering the four-year earn-out period immediately following closing, based upon the acquired Isla International business unit generating a “Modified Gross Profit Contribution” (as defined within the Asset Purchase Agreement) of $6,927,644 for each twelve month earn-out period following closing; and (iv) a “Tier-2 Earn-Out Payment” after the fourth anniversary of the closing, equal to 20% of the amount by which the aggregate “Modified Gross Profit Contribution” of the acquired Isla International business unit during the four-year earn-out period exceeds $27,710,576, with such payment not to exceed $2,000,000.  The various Tier-1 Earn-Out Payments and the Tier-2 Earn-Out Payment shall be made in a combination of cash and our common stock, as we may, at our sole option (and provided we remain current in our periodic reports filed under the Securities Exchange Act of 1934, and maintain the listing of our common shares on an exchange or automated quotation system), elect to satisfy up to 25% of each of the earn-out payments through the issuance of our common stock valued based upon a 30-day volume weighted average price to be calculated preceding the delivery of the shares.  During the earn-out period, RGL has agreed to a number of operational covenants regarding the post-closing operation of the acquired Isla International business unit, including, among others, affirmative covenants: (i) to account for and operate the acquired Isla International business as a separate profit center; and (ii) to permit Jonathan Fuller, the acquired owner and President of Isla International, to operate the acquired Isla International business unit in the manner historically operated; and negative covenants which prohibit: (i) the sale of the assets of the Isla International business unit; and (ii) terminating, without cause, the employment of Jonathan Fuller and certain other key operating personnel of the Isla International business unit.

The transaction was financed through the net proceeds made available through the issuance of $10.0 million in subordinated debt provided by Caltius Mezzanine. As well, in connection with the transaction, we entered into an amended and restated revolving credit facility with Bank of America, N.A., our senior lender. The terms and conditions of these financings are described in Item 2.03 of this Current Report on Form 8-K.

We agreed to provide limited registration rights covering the restricted shares of common stock to be issued to Isla International under the Asset Purchase Agreement (the “Isla Shares”). We provided demand registration rights through the end of the first anniversary of the closing in the limited instances that we are either no longer current in our periodic reports required to be filed under the Securities Exchange Act of 1934, or we are otherwise unable to maintain the listing of our shares on the exchange or automated quotation system upon which they currently trade.  We also agreed to provide limited “piggyback” registration rights until Isla International, as a selling shareholder, can sell its Isla Shares without restriction under Rule 144 under the Securities Act of 1933, as amended. The Asset Purchase Agreement also contains standard and customary representations, warranties and covenants, and provides that each of RGL, Isla International and the partners of Isla International will indemnify each other for certain losses, subject to certain time and dollar limits.

In connection with the transaction, we entered into a four-year employment agreement with Jonathan Fuller, the former owner and President of Isla International, as well as certain of the other key operating personnel of the business.

Founded in 1996, Isla International provides bilingual expertise in both north and south bound cross-border transportation and logistics services to a diversified account base including manufacturers in the automotive, appliance, electronics and consumer packaged goods industries from its strategically-aligned location in Laredo, Texas.  Since 1996, Isla International has operated as the Laredo, Texas franchisee of a competing national transportation group.  However, in connection with this transaction, Isla International terminated this historical franchise relationship.  On a post-closing basis, Isla International will operate as a business unit of RGL, providing a gateway to the Mexico markets in support of our network of 100+ agency and Company-owned locations across North American and international partners around the world, while leveraging our robust technology platform and global network to offer a more comprehensive level of domestic and international freight forwarding to customers worldwide.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement which has been filed as Exhibit 2.1 to this Report and the other Exhibits to this Report.

On December 2, 2011, we issued a press release announcing the transaction subject to this Current Report on Form 8-K. A copy of the press release is attached as an exhibit to this Report.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registration.

●           Bank of America, N.A. Senior Credit Facility

In connection with the closing under the Asset Purchase Agreement, effective as of December 1, 2011, we entered into a Loan Agreement with Bank of America, N.A. (the Loan Agreement”).  Under the Loan Agreement, Bank of America, N.A., provided us with a $20 million senior secured credit facility, including a $1.0 million sublimit to support letters of credit (collectively, the “Senior Facility”). The Senior Facility had the effect of amending and fully restating our pre-existing senior credit facility with Bank of America, N.A., as amended from time to time, to accommodate the subordinated debt provided by Caltius Mezzanine, as described below.  Borrowings under the Senior Facility accrue interest, at the Company’s option, at the bank’s prime rate minus 0.75% to plus 0.50% or LIBOR plus 1.75% to 3.00%, and can be adjusted up or down during the term of the Senior Facility based on the Company’s performance relative to certain financial covenants. The Senior Facility has a maturity date of November 30, 2013 and is collateralized by our accounts receivable and other assets of our subsidiaries.  Advances under the Senior Facility of up to 80% of eligible domestic accounts receivable and up to 60% of eligible foreign accounts receivable, are available to fund future acquisitions, capital expenditures or for other corporate purposes.

The terms of the Senior Facility are subject to certain financial and operational covenants which may limit the amount otherwise available under the Senior Facility.  The first financial covenant limits our ratio of “Funded Debt” (as defined therein) to consolidated EBITDA (as adjusted) and measured on a rolling four quarter basis to 4.00 to 1, reducing to 3.75 to 1 at December 31, 2012, reducing to 3.5 to 1 at December 31, 2013 and reducing to 3.25 to 1 at December 31, 2014. The second financial covenant limits our ratio of Senior Debt (defined as amounts borrowed from the Bank) to consolidated EBITDA (as adjusted) and measured on a rolling four quarter basis to 2.50 to 1 and reducing to 2.25 to 1 on December 31, 2012. The third financial covenant requires that we maintain a basic fixed charge coverage ratio of at least 1.25 to 1.0. The fourth financial covenant is a minimum profitability standard that requires us not to incur a net loss before taxes, amortization of acquired intangibles and extraordinary items in any two consecutive quarterly accounting periods.  As of the date of this Report, we have approximately $15.0 million in remaining availability under the Senior Facility to support future acquisitions and our on-going working capital requirements.

Under the terms of the Senior Facility, we are permitted to make additional acquisitions without the consent of Bank of America, N.A., only if certain conditions are satisfied. The conditions imposed by the Senior Facility include the following: (i) the absence of an event of default under the Senior Facility; (ii) the company to be acquired must be in the transportation and logistics industry; (iii) the purchase price to be paid must be consistent with the Company’s historical business and acquisition model; (iv) after giving effect for the funding of the acquisition, the Company must have undrawn availability of at least $4.0 million under the Senior Facility; (v) the lender must be reasonably satisfied with projected financial statements the Company provides covering a 12 month period following the acquisition; (vi) the acquisition documents must be provided to the lender and must be consistent with the description of the transaction provided to the lender; and (vii) the number of permitted acquisitions is limited to three per fiscal year and the aggregate cash consideration payable at closing shall not exceed $7.5 million for any single transactions and $12.5 million in the aggregate, provided however that the foregoing limitation shall exclude cash consideration derived from the proceeds of sales of newly issued equity interests of the Company during the 9 month period prior to the closing of any such transaction and the aggregate consideration at closing is not more than $25.0 million.  In the event we are not able to satisfy the conditions of the Senior Facility in connection with a proposed acquisition, we must either forego the acquisition, obtain the lender's consent, or retire the Senior Facility.

The co-borrowers of the Senior Facility include Radiant Logistics, Inc., RGL (f/k/a Airgroup Corporation), Adcom Express, Inc. (d/b/a Adcom Worldwide), DBA Distribution Services, Inc. (d/b/a Distribution by Air), Radiant Transportation Services ("RTS", f/k/a Radiant Logistics Global Services, Inc.), Radiant Customs Services, Inc., and Radiant Logistics Partners, LLC.

The foregoing information is intended as a summary of the Loan Agreement and is qualified in its entirety by reference to the complete text of the Loan Agreement dated as of December 1, 2011, which is filed as Exhibit 10.2 to this Report.

●           Caltius Mezzanine Investment Agreement—Issuance of Senior Subordinated Notes and Associated Investor Rights Agreement

In connection with the closing under the Asset Purchase Agreement, effective as of December 1, 2011, we entered into an Investment Agreement with Caltius Partners IV, LP and Caltius Partners Executive IV, LP (collectively, “Caltius”).  Under the Investment Agreement, Caltius provided us with $10.0 million aggregate principal amount evidenced by the issuance of senior subordinated notes (the “Senior Subordinated Notes”), the net proceeds of which were primarily used by us to finance the cash payments due at closing under the Asset Purchase Agreement.  The Senior Subordinated Notes accrue interest at the rate of 13.5% per annum (the “Accrual Rate”), and must be paid currently in cash on a quarterly basis at a rate of 11.75% per annum (the “Pay Rate”). The outstanding principal balance of the Senior Subordinated Notes will be increased by an amount (the “PIK Amount”) equal to the difference between interest accrued at the Accrual Rate and Interest Accrued at the Pay Rate unless we make an election to pay the PIK Amount in cash.  The Senior Subordinated Notes are non-amortizing, with all principal due upon the maturity date of December 1, 2016.

The Senior Subordinated Notes are unsecured, and pursuant to the terms of the Subordination Agreement dated December 1, 2011 among Bank of America, N.A., Caltius, the Company and the co-borrowers under the Investment Agreement (the “Subordination Agreement”), are subordinated to the Senior Facility.  The Subordination Agreement provides that, in general, the Company and the co-borrowers may not make, and Caltius may not receive, any payment with respect to the Senior Subordinated Notes or other subordinated debt if, at the time of such payment: (i) a payment default exists under the Senior Facility and such default has not been cured or waived; or (ii) the Company, its co-borrowers and Caltius shall have received a notice from Bank of America, N.A. stating that a financial convenant default exists under the Senior Facility and the sum of the unrestricted cash of the Company and the co-borrowers and the aggregate availability (without regard to any default) under the Senior Facility is less than $5,000,000.  The Subordination Agreement also places restrictions on the ability of the Company and the co-borrowers to prepay the Senior Subordinated Notes and amend any documents associated with the Senior Subordinated Notes.

The Senior Subordinated Notes may not be prepaid during the first two years, except in conjunction with a sale of all or substantially all of the assets of the Company and its co-borrowers taken as a whole, or a merger or consolidation of the Company or any of its co-borrowers and with a prepayment premium of 5% of any principal repaid during the first two years.  During the third year of the financing, the Senior Subordinated Notes may be prepaid with a prepayment premium of 2% of any principal repaid during the third year.  Thereafter, the Senior Subordinated Notes may be prepaid with no prepayment penalty.

Upon a Change of Control (as defined in the Investment Agreement), the holders of the Senior Subordinated Notes have the right (but not the obligation) to require us to (i) prepay all or any portion of the Senior Subordinated Notes, all accrued but unpaid interest thereon, and all applicable repayment charges, and (ii) pay in full all of the other obligations then owed to such holders.

Under the Investment Agreement, we also issued 500,000 restricted shares of our common stock to Caltius. We agreed to issue an additional 100,000 restricted shares of our common stock to Caltius if within the first twelve months of the financing, our shares are not traded on the NYSE Amex exchange (all shares issued to Caltius are sometimes referred to herein collectively as the “Caltius Shares”).  We agreed to provide certain limited registration rights covering the Caltius Shares as more fully described below.  Also, under the Investment Agreement, we agreed to provide Caltius board observation rights, which gives Caltius the right to designate one representative to attend and observe meetings of our Board of Directors, and to maintain key man life insurance covering our CEO, Bohn Crain.

The terms of the Investment Agreement are subject to certain customary affirmative and negative covenants.  These include, but are not limited to, restrictions on: (i) types and amounts of indebtedness that can be incurred; (ii) dividends that can be paid; (iii) distributions that can be made; (iv) certain asset sales, lease commitments, capital expenditures, acquisitions and investments.  In addition, the Investment Agreement prohibits us from incurring any earn-out obligations or seller notes in connection with any future acquisitions, unless explicitly subordinated to the Senior Subordinated Notes, or, in general, any indebtedness that is subordinated to the Senior Facility, unless such indebtedness is also subordinated to the Senior Subordinated Notes.

The Investment Agreement contains financial covenants including, but not limited to, funded leverage ratio covenants, senior funded leverage ratio covenants and fixed charges ratio covenants. The first financial covenant limits our ratio of “Funded Debt” (as defined therein) to consolidated EBITDA (as adjusted) and measured on a rolling four quarter basis to 4.25 to 1, reducing to 4.00 to 1 at March 31, 2013, reducing to 3.75 to 1 at March 31, 2014 and reducing to 3.50 to 1 at March 31, 2015. The second financial covenant limits our ratio of Senior Debt (defined as amounts borrowed from the Bank and the Senior Subordinated Notes) to consolidated EBITDA (as adjusted) and measured on a rolling four quarter basis to 3.75 to 1, reducing to 3.50 to 1 on March 31, 2013, reducing to 3.25 to 1 on March 31, 2014 and reducing to 3.00 to 1 on March 31, 2015. The third financial covenant requires that we maintain a basic fixed charge coverage ratio of at least 1.05 to 1.0.

Under the Investment Agreement, we are permitted to make additional acquisitions only if certain conditions are satisfied, including the following: (i) the acquisition constitutes a business reasonably related to our then current business; (ii) no default or event of default shall exist prior to or will be caused as a result of such acquisition; (iii) Caltius has been provided with prior written notice of such acquisition, such notice to include (a) a description of the property or equity interests to be purchased, (b) the price and terms of such acquisition, (c) a certificate of a financial officer, certifying as to certain information requested in the Investment Agreement, and (d) such other information with respect thereto as is reasonably requested by Caltius; (iv) in the event of an acquisition of equity interests of a company, such company shall become a wholly-owned subsidiary; (v) the target company shall have as of the last day of the most recent fiscal quarter of such company ending on or immediately prior to the date of such acquisition actual (or pro forma to the extent approved in writing by Caltius) EBITDA and net income greater than $1, in each case for the 12 month period ending on such date; (vi) the aggregate cash consideration payable at the closing of the acquisition shall not exceed $7,500,000 for any single transaction and $12,500,000 in the aggregate in any fiscal year or such other amount approved in writing by the Caltius; provided, however, that (a) the foregoing limitation shall exclude cash consideration derived from the proceeds of sales of equity interests issued by us during the nine-month period prior to the closing of such acquisition to the extent we notify Caltius in writing of the use of such cash consideration from sales such equity interests in such transaction or transactions and (b) the written consent of Caltius shall be required if the aggregate cash consideration payable at the closing of such transaction is equal to or greater than $25,000,000; (vii) the post-closing availability under the Senior Credit Facility is at least $4,000,000 on a pro forma basis; (viii) the number of permitted acquisitions that we and our co-borrowers have completed in such fiscal year does not exceed three; and (ix) we shall have provided to Caltius certain deliverables for such acquisition.

The Investment Agreement contains a number of events of default, certain of which are typical for transactions of this type, including, without limitation, the following events: (i) failure to pay amounts due under the Senior Subordinated Notes; (ii) a breach of any representation or warranty contained in the Investment Agreement or related documents; (iii) failure to comply with or perform certain covenants under the Investment Agreement; (iv) any material default under any of our indebtedness or that of the co-borrowers, including unsatisfied judgments, in excess of agreed upon per item and aggregate amounts; (v) the bankruptcy, insolvency or the appointment of a receiver; (vi) the dissolution, liquidation, winding-up or termination of us or any of the co-borrowers; (vii) the Company or any co-borrower suspends or is enjoined, restrained or in any way prevented by the order of any governmental authority from conducting all or any material part of its business for more than 30 calendar days; or (viii) Bohn Crain ceases to serve as the Chief Executive Officer of the Company and the Company does not appoint a successor acceptable to Caltius within 30 days after the date on which Bohn Crain is no longer serving as the Chief Executive Officer.

The co-borrowers under the Investment Agreement include Radiant Logistics, Inc., RGL (f/k/a Airgroup Corporation), Adcom Express, Inc. (d/b/a Adcom Worldwide), DBA Distribution Services, Inc. (d/b/a Distribution by Air), Radiant Transportation Services ("RTS", f/k/a Radiant Logistics Global Services, Inc.), Radiant Customs Services, Inc., and Radiant Logistics Partners, LLC.

In connection with the closing under the Asset Purchase Agreement, effective as of December 1, 2011, we entered into an Investor Rights Agreement with Caltius under which we agreed to provide limited registration rights covering the Caltius Shares and agreed to certain contingent redemption rights regarding the Caltius Shares.  Under the Investor Rights Agreement, Caltius has the right to cause us to redeem the Caltius Shares at their then appraised fair market value if (subject to certain notice and cure periods): (a) our shares of common stock are no longer listed and registered, quoted or eligible for quotation, on an exchange or automated quotation system; (b) we have been unable to timely file all periodic reports required by the Securities Exchange Act of 1934; and (c) we have otherwise been unable to satisfy our registration rights requirements regarding the Caltius Shares.

Under the Investor Rights Agreement, we agreed to provide demand registration rights covering the Caltius Shares through the end of the first anniversary of the closing in the limited instances that we are either no longer current in our periodic reports required by the Securities Exchange Act of 1934, or we are otherwise unable to maintain the listing of our shares on the exchange or automated quotation system upon which they currently trade.  We also agreed to provide “piggyback” registration rights on customary and standard terms until the earlier of: (i) such time that Caltius no longer owns any of the Caltius Shares; or (ii) the tenth anniversary of the date of the Investor Rights Agreement.  We have agreed to provide Caltius with customary rights of indemnification and to cover certain of the expenses associated with the registration of the Caltius Shares.  The demand and piggyback registration rights granted are subject to standard and customary rights of deferral, underwriter cut-back, and black-out periods.

The descriptions of the Subordination Agreement, Investment Agreement and Investors Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.3, 10.4 and 4.1, respectively, and are incorporated by reference herein.

Section 3- Securities and Trading Markets

Item 3.01  Unregistered Sales of Equity Securities

In connection with the closing under the Asset Purchase Agreement, we issued, and agreed to issue restricted shares of our common stock, as follows:

● The Caltius Shares issued as of December 1, 2011, consisting of 500,000 shares issued to Caltius (subject to increase by an additional 100,000 shares if by December 1, 2012, our shares are not yet traded on the NYSE Amex exchange);

● The Isla Shares consisting of: (i) $1.3 million in value of our restricted shares payable on the three-month anniversary of the closing under the Asset Purchase Agreement (valued based upon a 30-day volume weighted average price to be calculated preceding the delivery of the shares) and up to 25 percent of each of the performance-based payments due under the Asset Purchase Agreement through the issuance of our common stock valued based upon a 30-day volume weighted average price to be calculated preceding the delivery of the shares.

The Caltius Shares were issued to institutional accredited investors on or about December 1, 2011, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated by the Commission thereunder.  Based upon representations of Isla provided in connection with the Asset Purchase Agreement, we expect that the Isla Shares, when issued, will be issued to an accredited investor in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated by the Commission thereunder.

Section 8 – Other Events

Item 8.01 Other Events.

In connection with the completion of the transaction, as described in Item 1.01, RGL entered into a four-year employment agreement with Jonathan Fuller as Vice-President of Mexico Markets. Mr. Fuller formerly served as the owner and President of Isla International.

The employment agreement provides for an annual base salary of $150,000, with annual increases of 3% provided the “Laredo Business” (as defined therein) achieved the “Modified Gross Profit Contribution” (as defined within the Asset Purchase Agreement) for the most recently ended “Earn-Out Period” (also as defined within the Asset Purchase Agreement), as well as certain customary and standard fringe benefits. In the Employment Agreement, we agreed to issue an option to Mr. Fuller to purchase 64,500 shares of common stock exercisable at the fair market value of our common stock as of December 1, 2011.  The options have a term of 10 years, vest in equal annual installments over the five year period commencing on the date of grant, and are otherwise subject to the terms of the Radiant Logistics, Inc. 2005 Stock Incentive Plan.  Provided we comply with all termination payment and severance obligations thereunder, the employment agreement contains non competition and non solicitation covenants which prohibit Mr. Fuller from participating in any activity that is competitive with our business within the continental United States and Mexico, and from soliciting any of our customers, employees or consultants until December 1, 2016. The agreement also contains standard and customary confidentiality and work made for hire provisions. Mr. Fuller is also entitled to certain severance payments in the form of continuation of base salary, bonus and benefits through the expiration of the Term, in the event he is terminated for other than “Cause” or he terminates for “Good Reason” (as each of such terms are defined within the Employment Agreement).

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Executive Employment Agreement between RGL and Jonathan Fuller, which is filed as Exhibit 10.1 to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(i) Isla International Ltd. Audited Financial Statements as and for the years ended December 31, 2010 and 2009

(ii) ISLA International Ltd. Interim Financial Statements.

In accordance with Item 9.01(a)(4) of Form 8-K, interim financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(b) Pro forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, pro forma financial information required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(d) Exhibits. The following exhibits are furnished with this Current Report on Form 8-K:

No.	Description
2.1	Asset Purchase Agreement by and among Radiant Global Logistics, Inc., and Isla International, Ltd. (1)

4.1	Investor Rights Agreement dated December 1, 2011 among Radiant Logistics, Inc., Caltius Partners IV, LP, and Caltius Partners Executive IV, LP

10.1	Employment Agreement dated December 1, 2011 between Jonathan Fuller and Radiant Global Logistics, Inc.

10.2
Loan Agreement dated December 1, 2011 among Bank of America, N.A., Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Logistics Partners, LLC, Radiant Transportation Services, Inc., Adcom Express, Inc., DBA Distribution Services, Inc., and Radiant Customs Services, Inc.

10.3
Subordination Agreement dated December 1, 2011 among Caltius Partners IV, LP, Caltius Partners Executive IV, LP, Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Logistics Partners, LLC, Radiant Transportation Services, Inc., Adcom Express, Inc., DBA Distribution Services, Inc., Radiant Customs Services, Inc., a Washington corporation and Bank of America, N.A.

10.4
Investment Agreement dated December 1, 2011 among Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Logistics Partners, LLC, Radiant Customs Services, Inc., Radiant Transportation Services, Inc., Adcom Express, Inc., DBA Distribution Services, Inc., Caltius Partners IV, LP, and Caltius Partners Executive IV, LP

10.5	Senior Subordinated Note payable to the order of Caltius Partners Executive IV, LP dated December 1, 2011 in the amount of $85,820.17

10.6	Senior Subordinated Note payable to the order of Caltius Partners IV, LP dated December 1, 2011 in the amount of $9,914,179.83

(1)	Incorporated by reference to the Current Report on Form 8-K filed on November 17, 2011.

ISLA INTERNATIONAL, LTD.

Financial Statements
with
Independent Auditors’ Report

December 31, 2010 and 2009

ISLA INTERNATIONAL, LTD.

Table of Contents

Page

Independent Auditors’ Report	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 11

9901 IH -10, Suite 500 San Antonio, Texas 78230 t 210.820.3900 f 210.820.3226

INDEPENDENT AUDITORS’ REPORT

To the Partners
ISLA International, Ltd.
Laredo, Texas

We have audited the accompanying balance sheets of ISLA International, Ltd. (the Company) as of December 31, 2010 and 2009, and the related statements of operations, changes in partners’ capital and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

August 4, 2011

Assurance  |  Tax  |  Advisory
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ISLA International, Ltd.

Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,483,256	$1,452,165
Accounts receivable, net	2,967,283	2,318,626

Total current assets	4,450,539	3,770,791

Property and equipment, net	183,601	222,777

Other assets	5,134	5,634

	$4,639,274	$3,999,202

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued transportation costs	$879,931	$655,152
Accrued expenses	365,559	251,126

Total current liabilities	1,245,490	906,278

PARTNERS’ CAPITAL	3,393,784	3,092,924

	$4,639,274	$3,999,202

See accompanying notes to financial statements.

ISLA International, Ltd.

Statements of Operations
Years Ended December 31, 2010 and 2009

	2010	2009

Revenues	$23,790,674	$14,896,753

Cost of transportation	17,739,043	10,789,600

	6,051,631	4,107,153

Operating expenses:
Selling expenses	1,061,386	719,258
Salaries and wages	1,295,979	1,169,856
Royalties	752,776	523,321
Insurance & employee benefits	82,868	87,093
Depreciation and amortization	43,260	40,323
General and administrative expenses	787,401	676,473

	4,023,670	3,216,324

Income before provision for income taxes	2,027,961	890,829

State income tax expense	27,101	18,005

Net income	$2,000,860	$872,824

See accompanying notes to financial statements.

ISLA International, Ltd.

Statements of Changes in Partners’ Capital
Years Ended December 31, 2010 and 2009

	1% General	99% Limited
	Partner	Partner	Total

Partners’ capital, December 31, 2008	$37,201	$3,682,899	$3,720,100

Net income	8,728	864,096	872,824

Partner distributions	-	(1,500,000)	(1,500,000)

Partners’ capital, December 31, 2009	45,929	3,046,995	3,092,924

Net income	20,009	1,980,851	2,000,860

Partner distributions	-	(1,700,000)	(1,700,000)

Partners’ capital, December 31, 2010	$65,938	$3,327,846	$3,393,784

See accompanying notes to financial statements.

ISLA International, Ltd.

Statements of Cash Flow
Years Ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net income	$2,000,860	$872,824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,260	40,323
Changes in operating assets and liabilities:
Trade and other receivables	(648,657)	456,213
Other assets	500	500
Accounts payable and accrued transportation cost	224,779	(341,197)
Accrued expenses	114,433	(6,215)

Net cash provided by operating activities	1,735,175	1,022,448

Cash flows from investing activities:
Purchases of property and equipment	(4,084)	(118,188)

Cash flows from financing activities:
Partner distributions	(1,700,000)	(1,500,000)

Increase (decrease) in cash and cash equivalents	31,091	(595,740)

Cash and cash equivalents, beginning of year	1,452,165	2,047,905

Cash and cash equivalents, end of year	$1,483,256	$1,452,165

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for income taxes	$18,005	$37,727

See accompanying notes to financial statements.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 1 - Organization and Basis of Presentation

The Company
ISLA International, Ltd. (the Company) is a limited partnership located in south Texas. The Company is part of the Unishippers franchise and specializes in arranging a wide variety of non-asset based freight transportation and logistics services to customers in south Texas and Mexico.

Basis of presentation
The accompanying financial statements have been prepared on the accrual basis of accounting, which is in conformity with accounting principles generally accepted in the United States of America (US GAAP).

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents
For purposes of the statements of cash flows, cash equivalents include all highly-liquid investments with original maturities of three months or less.

Use of estimates
The preparation of financial statements and related disclosures in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates include accruals for the cost of purchased transportation, accruals for royalty payments, the assessment of the recoverability of long-lived assets, and the establishment of an allowance for doubtful accounts. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. Actual results could differ from those estimates.

Fair value of financial instruments
The fair values of the Company’s receivables, accounts payable and accrued transportation costs and accrued expenses approximate the carrying values due to their relatively short maturities of these instruments.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 2 - Summary of Significant Accounting Policies - (Continued)

Concentrations
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally-insured limits. The Company has not experienced any losses in such accounts.

Accounts receivable
The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash.  The Company does not require collateral from its customers.  The carrying value of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value.   The Company evaluates the collectability of accounts receivable on a customer-by-customer basis. The Company records a reserve for bad debts against amounts due to reduce the net recognized receivable to an amount the Company believes will be reasonably collectible. The reserve is a discretionary amount determined from the analysis of the aging of the accounts receivables, historical experience and knowledge of specific customers.  The reserve for bad debts totaled $115,500 and $91,400 at December 31, 2010 and 2009, respectively.

Property and equipment
Technology (computer software, hardware, and communications), furniture, equipment, and leasehold improvements are stated at cost, less accumulated depreciation and amortization over the estimated useful lives of the respective assets. Depreciation is computed using five to seven year lives for vehicles, communication, office furniture, and computer equipment on the straight line basis.  Computer software is depreciated over a three year life using the straight line method of depreciation.  For leasehold improvements, the cost is amortized over the shorter of the lease term or useful life on a straight line basis.  Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in other income or expense. Expenditures for maintenance, repairs and renewals of minor items are charged to expense as incurred. Major renewals and improvements are capitalized.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 2 - Summary of Significant Accounting Policies - (Continued)

Long-lived assets
The Company reviews long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired.  Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.  Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.  Management has performed a review of all long-lived assets and has determined no impairment of the respective carrying value has occurred as of December 31, 2010.

Income taxes
The Company has elected to be treated as a subchapter S Corporation for federal income tax purposes.  Items of income or loss are passed through to the partners in accordance with their respective equity interest and reported in his individual federal and state income tax returns.  Tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.  At December 31, 2010, the Company is no longer subject to income tax examinations by tax authorities for years prior to 2007.  Interest and penalties related to uncertain tax positions will be recognized in income tax expense, if applicable.  At December 31, 2010 and 2009, no uncertain tax positions have been identified and therefore, no amounts were recognized during the years then ended.

The Company is subject to Texas gross margin tax and recorded $27,101 in 2010 and $18,005 in 2009 of margin tax expense.

Deferred tax assets and liabilities are determined based on the tax effect of differences between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates. Deferred tax expense (benefit) is the result of changes in deferred tax assets and liabilities.  As of December 31, 2010 and 2009, the tax effect of these differences was not material.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 2 - Summary of Significant Accounting Policies - (Continued)

Revenue recognition and purchased transportation costs
The Company is the primary obligor responsible for providing the service desired by the customer and is responsible for fulfillment, including the acceptability of the service(s) ordered or purchased by the customer.  At the Company’s sole discretion, it sets the prices charged to its customers and is not required to obtain approval or consent from any other party in establishing its price.  The Company has multiple suppliers for the services it sells to its customers, and has the absolute and complete discretion and right to select the supplier that will provide the product(s) or service(s) ordered by a customer, including changing the supplier on a shipment-by-shipment basis. In most cases, the Company determines the nature, type, characteristics, and specifications of the service(s) ordered by the customer. The Company also assumes credit risk for the amount billed to the customer.

As a non-asset based carrier, the Company does not own transportation assets. The Company generates the major portion of its freight revenues by purchasing transportation services from direct (asset-based) carriers and reselling those services to its customers. Based upon the terms in the contract of carriage, revenues related to shipments where the Company issues a Bill of Lading are recognized at the time the customer is invoiced for the service provided.  Costs related to the shipments are also recognized at this same time based upon anticipated margins, contractual arrangements with direct carriers, and other known factors. The estimates are routinely monitored and compared to actual invoiced costs. The estimates are adjusted as deemed necessary by the Company to reflect differences between the original accruals and actual costs of purchased transportation.

This method generally results in recognition of revenues and purchased transportation costs later than the preferred methods under GAAP which recognize revenue upon proof of delivery. The Company’s method of revenue and cost recognition does not result in a material difference from amounts that would be reported under such other methods.

Shipping and handling costs
Shipping and handling costs are included in cost of goods sold.

Subsequent events
The Company has evaluated events subsequent to December 31, 2010 and through August 4, 2011, the date the financial statements were available to be issued.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 3 - Property and Equipment

Property and equipment consisted of the following at December 31:

	2010	2009

Vehicles	$60,843	$60,843
Technology and office equipment	40,338	36,754
Furniture and fixtures	67,810	67,810
Leasehold improvements	222,831	222,831

	391,822	388,238
Less accumulated depreciation and	(208,221)	(165,461)

Property and equipment, net	$183,601	$222,777

Depreciation and amortization expense related to property and equipment was $43,260 and $40,323 for the years ended December 31, 2010 and 2009, respectively.

Note 4 - Leases

Operating leases
The Company leases its office and warehouse facilities under a non-cancelable operating lease agreement with unrelated third parties expiring July 2013.

Rent expense on these leases was $150,068 in 2010 and $140,833 in 2009.

Future minimum rentals are summarized below:

Years Ending
December 31,	Total

2011	$127,296
2012	127,296
2013	74,256

$328,848

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 5 - Employee Benefit Plans

The Company has adopted an employee benefit plan under Section 401 of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed.  The plan provides for a matching contribution by the Company.  Company contributions were $5,656 in 2010 and $5,828 in 2009.

Note 6 - Franchise Agreement

The Company operates under a franchise agreement with Unishippers.  The agreement requires the payment of royalties to Unishippers by the 10th day of each calendar month equal to 9% to 16.5% of the gross profit margin for the preceding month based on shipment weight and location.  In return, the Company receives the benefit of national marketing campaigns and access to proprietary operating systems and referrals from the Unishippers website.  The agreement expired in March 2011 with an option to extend five additional years.  The Company has not exercised its option to extend and is operating under the month to month clause in the franchise agreement.

Note 7 - Subsequent Event

In March 2011, the Company entered into a letter of intent with Radiant Logistics, Inc. for the possible sale of all the Company’s assets and operations.  The consideration for the sale includes cash, assumption of certain liabilities, including the exit fee that would be due to Unishippers for cancellation of the Company’s franchise agreement, and certain additional contingent cash payments based on the Company’s future performance.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: December 7, 2011	By:	/s/ Bohn Crain
Bohn Crain
Chief Executive Officer

Exhibit Index

4.1           Investor Rights Agreement dated December 1, 2011 among Radiant Logistics, Inc., Caltius Partners IV, LP, and Caltius Partners Executive IV, LP

10.1           Employment Agreement dated December 1, 2011 between Jonathan Fuller and Radiant Global Logistics, Inc.

10.2           Loan Agreement dated December 1, 2011 among Bank of America, N.A., Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Logistics Partners, LLC, Radiant Transportation Services, Inc., Adcom Express, Inc., DBA Distribution Services, Inc., and Radiant Customs Services, Inc.

10.3           Subordination Agreement dated December 1, 2011 among Caltius Partners IV, LP, Caltius Partners Executive IV, LP, Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Logistics Partners, LLC, Radiant Transportation Services, Inc., Adcom Express, Inc., DBA Distribution Services, Inc., Radiant Customs Services, Inc., a Washington corporation and Bank of America, N.A.

10.4           Investment Agreement dated December 1, 2011 among Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Logistics Partners, LLC, Radiant Customs Services, Inc., Radiant Transportation Services, Inc., Adcom Express, Inc., DBA Distribution Services, Inc., Caltius Partners IV, LP, and Caltius Partners Executive IV, LP

10.5           Senior Subordinated Note payable to the order of Caltius Partners Executive IV, LP dated December 1, 2011 in the amount of $85,820.17

10.6           Senior Subordinated Note payable to the order of Caltius Partners IV, LP dated December 1, 2011 in the amount of $9,914,179.83